   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 1997

                                                          REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                         INTERLINQ SOFTWARE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          WASHINGTON                                                    91-1187540
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)             (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               11255 KIRKLAND WAY
                           KIRKLAND, WASHINGTON 98033
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                         INTERLINQ SOFTWARE CORPORATION
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (FULL TITLE OF THE PLANS)

                                STEPHEN A. YOUNT
               VICE PRESIDENT-FINANCE AND CHIEF FINANCIAL OFFICER
                               11255 KIRKLAND WAY
                           KIRKLAND, WASHINGTON 98033
                                 (206) 827-1112
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ----------------------

                                    COPY TO:

                              CHARLES J. KATZ, JR.
                                  PERKINS COIE
                          1201 THIRD AVENUE, 40TH FLOOR
                         SEATTLE, WASHINGTON 98101-3099

                             ----------------------

                         CALCULATION OF REGISTRATION FEE


  TITLE OF SECURITIES      NUMBER TO BE         PROPOSED MAXIMUM            PROPOSED MAXIMUM          AMOUNT OF
   TO BE REGISTERED         REGISTERED         OFFERING PRICE PER          AGGREGATE OFFERING      REGISTRATION FEE
                                                    SHARE(1)                    PRICE(1)
------------------------ ------------------ -------------------------- --------------------------- -----------------
     COMMON STOCK,
    $.01 PAR VALUE            140,000                $5.3125                   $743,750               $226.00
------------------------ ------------------ -------------------------- --------------------------- -----------------

(1) Estimated pursuant to Rule 457 of the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the amount of the registration fee. The price per share is estimated to be $5.3125 based on the average of the high ($5.375) and low ($5.250) sales prices for the Common Stock in the over-the-counter market on January 31, 1997, as reported on the Nasdaq National Market.

(2) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Stock Option Plan for Non-Employee Directors as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are hereby incorporated by reference in this Registration Statement:

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, filed with the Securities and Exchange Commission (the "Commission") on September 30, 1996;

                  (b) All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

                  (c) The description of the Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on March 15, 1993 under Section 12(g) of the 1934 Act, as amended by the Form 8 filed with the Commission on April 19, 1993, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act after the date hereof and prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which deregister all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof as of the respective dates of filing such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by Section 23B.08.320 of the Washington Business Corporation Act, Article 12 of the Registrant's Articles of Incorporation limits a director's liability to the Registrant or its shareholders for monetary damages arising from his or her conduct as a director, except for acts or omissions that involve intentional misconduct or a knowing violation of law, approval of distributions or loans in violation of Section 23B.06.400 of the Washington Business Corporation Act or any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

         Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. As permitted by Section 23B.08.560 of the Washington Business Corporation Act, Section 10 of the Registrant's Bylaws provides that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents against any and all loss, liability, expenses (including attorneys' fees), judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement (each, a "Loss") actually and reasonably incurred or suffered in connection with any actual or threatened claim, suit or proceeding, whether civil, criminal, administrative or investigative, except for a Loss arising out of acts or omissions finally adjudged to be intentional misconduct or a known violation of law, approval of distributions or loans that are finally adjudged to be in violation of RCW 23B.06.400 or any transaction in which it is finally adjudged that the indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled. The Registrant's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification, and to enter into agreements to indemnify its officers and directors in furtherance of Section 10 of the Registrant's Bylaws. The Registrant has entered into such agreements with certain of its officers and directors.

ITEM 8.  EXHIBITS

     Exhibit
      Number                                   Description
  -------------     --------------------------------------------------------------------

       5.1          Opinion of Perkins Coie regarding legality of the Common Stock being registered

      23.1          Consent of KPMG Peat Marwick LLP

      23.2          Consent of Perkins Coie (included in opinion filed as Exhibit 5.1)

      24.1          Power of Attorney (see Signature Page)

      99.1          INTERLINQ Software Corporation Stock Option Plan for Non-Employee
                    Directors (as amended and restated through January 19, 1996)

ITEM 9.  UNDERTAKINGS

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kirkland, State of Washington, on January 29, 1997.

                                INTERLINQ SOFTWARE CORPORATION


                                By   /s/ JIRI NECHLEBA
                                     __________________________________________
                                         Jiri Nechleba
                                         President and Chief Executive Officer



                                POWER OF ATTORNEY

         EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS JIRI NECHLEBA AND STEPHEN A. YOUNT, AND EACH OF THEM, AS HIS TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, TO SIGN IN THE NAME AND ON BEHALF OF SUCH PERSON, INDIVIDUALLY AND IN EACH CAPACITY STATED BELOW, ANY OR ALL AMENDMENTS (INCLUDING PRE-EFFECTIVE AND POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on January 29, 1997.


                       SIGNATURE                                                        TITLE
                       ---------                                                        -----

                   /s/ JIRI NECHLEBA                               President, Chief Executive Officer and Director
________________________________________________________           (Principal Executive Officer)
                     Jiri Nechleba

                  /s/ STEPHEN A. YOUNT                             Vice President-Finance, Chief Financial Officer and
________________________________________________________           Secretary
                    Stephen A. Yount                               (Principal Financial Officer and Principal Accounting
                                                                   Officer)


                 /s/ THEODORE M. WIGHT                             Director
________________________________________________________
                   Theodore M. Wight

                /s/ ROBERT J. GALLAGHER                            Director
________________________________________________________
                  Robert J. Gallagher

                  /s/ ROBERT W. O'REAR                             Director
________________________________________________________
                    Robert W. O'Rear

                                INDEX TO EXHIBITS

    Exhibit
     Number                                    Description
     ------                                    -----------

       5.1          Opinion of Perkins Coie regarding legality of the Common Stock being registered

      23.1          Consent of KPMG Peat Marwick LLP

      23.2          Consent of Perkins Coie (included in opinion filed as Exhibit 5.1)

      24.1          Power of Attorney (see signature page)

      99.1          INTERLINQ Software Corporation Stock Option Plan for Non-Employee Directors
                    (as amended and restated through January 19, 1996)